Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION ACQUIRES XDOT BEARING TECHNOLOGIES, EXPANDING ITS HIGH-SPEED BEARING TECHNOLOGY CAPABILITIES

BATAVIA, NY, October 20, 2025 – Graham Corporation (NYSE: GHM) (“GHM” or “the Company”), a global leader in the design and manufacture of mission-critical fluid, power, heat transfer and vacuum technologies for the Defense, Energy & Process, and Space markets, today announced the acquisition of certain specified assets of Xdot Bearing Technologies (“Xdot”), a specialized consulting, design and engineering firm focused on foil bearing technology.

Xdot has developed and patented a breakthrough foil bearing design that delivers superior performance while lowering development and production costs. Xdot’s innovative technology and products expands capabilities within Barber-Nichols (“BN”), Graham’s wholly owned subsidiary, and is complementary to its existing product portfolio.

By combining Xdot’s foil bearing technology with BN’s turbomachinery expertise, we expect to significantly expand our ability to design and deliver high-speed rotating machines into new markets and applications. Additionally, Xdot’s technology, know-how, and product offerings positions BN to accelerate growth in high-performance markets with advanced pumps and compressors, strengthening its presence across aerospace & defense, energy transition, and numerous industrial applications.

Michael E. Dixon, Vice President and General Manager of Barber-Nichols, commented “Long-life and reliability are critical to the next generation of high-speed rotating machines, and the acquisition of Xdot’s technology, know-how, and product offerings provides Barber-Nichols with unique, patented technologies that will strengthen our ability to serve customers across key end markets. While Xdot adds additional technology, it also enables us to expand our portfolio of high-speed pumps and compressors into applications where we expect growing demand. We are excited to welcome the Xdot team to Barber-Nichols and look forward to building on their deep technical expertise.”

Xdot will be integrated into the BN business, reinforcing its leadership in engineered solutions that support critical missions and the energy transition. Additionally, BN will continue to support Xdot customers with bearing supply, but now under BN’s ISO9001 and AS9100 quality systems. Dr. Erik Swanson, Founder, President, and Chief Engineer of Xdot is a world renowned expert in foil bearing analysis, application, and fabrication and will join the BN team upon closing. Xdot has annual sales of approximately $1 million and is expected to be slightly accretive to the Company’s fiscal year 2026 GAAP net income.

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the Defense, Energy & Process, and Space industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “positions,” “will,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, realization of benefits from the acquisition of Xdot, the integration and operation of Xdot, and the effect of the Xdot acquisition on our growth are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Christopher J. Thome	Tom Cook
Vice President - Finance and CFO	Investor Relations
Phone: (585) 343-2216	(203) 682-8250
CThome@graham-mfg.com	Tom.Cook@icrinc.com

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